SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Multimedia Games, Inc.
(Name of Registrant as Specified in Its Charter)

N/A
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MULTIMEDIA GAMES, INC.
206 Wild Basin
Building B, Fourth Floor
Austin, Texas 78746
(512) 334-7500

January 22, 2003

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Multimedia Games, Inc. to be held on Tuesday, February 18, 2003 at 9:30 a.m., local time, at the Hyatt Regency Austin, 208 Barton Springs Road, Austin, Texas, 78704.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. A copy of our Annual Report on Form 10-K for our fiscal year ended September 30, 2002 is also enclosed.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. To assure that your vote is counted, please sign, date, and promptly return your proxy in the enclosed postage-prepaid envelope. If you decide to attend the annual meeting and vote in person, you will of course be able to do so.

YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

On behalf of our Board of Directors and management, I would like to express our appreciation for your continued support of our company. This will be the last shareholder meeting I will have the honor to chair as your Chief Executive Officer (“CEO”). After the meeting, and in accordance with a succession plan that has my blessing and the blessing of your Board of Directors, I will step down as CEO, and Clifton Lind, who has been our Chief Operating Officer since June 1998, will assume the responsibilities of CEO.

I founded MGAM in 1991 and saw it through its dark days as a start-up company, as well as the darker days when we fought the government for our very survival. MGAM has been my life since 1991, so you can imagine the mixed feelings of sadness and pride that I feel today. While I will remain involved with MGAM as its Chairman of the Board and as a Director, I will miss the invigorating and challenging day-to-day contact with our wonderful customers and our superb management team. I am proud of our accomplishments, not only for MGAM and its shareholders but also for our many Native American customers throughout the United States who have benefited by the dedication and hard work of our employees, and who have come to trust us as honest and reliable partners in their business and at being the best at what we do.

I sincerely hope that you can find the time to attend this annual meeting. I look forward to seeing you.

Sincerely yours,

Gordon T. Graves
Chairman of the Board and
Chief Executive Officer

MULTIMEDIA GAMES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 18, 2003

January 22, 2003

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of Multimedia Games, Inc., a Texas corporation, will be held on Tuesday, February 18, 2003 at 9:30 a.m., local time, at the Hyatt Regency Austin, 208 Barton Springs Road, Austin, Texas, 78704 for the following purposes:

1.
To elect the following nominees as directors to serve for the ensuing year and until their successors are elected: Gordon T. Graves, Martin A. Keane, Thomas W. Sarnoff, John M. Winkelman, Robert D. Repass and Clifton E. Lind.

2.	To ratify the appointment of BDO Seidman, LLP, as our independent auditors.

3.	To ratify and approve the adoption of our 2002 Stock Option Plan.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on December 27, 2002 are entitled to notice of and to vote at the annual meeting. A complete list of shareholders entitled to vote will be available for inspection at our offices, 206 Wild Basin, Building B, Fourth Floor, Austin, Texas, 78746, for ten days prior to the meeting.

All of you are invited to attend the annual meeting in person. However, to assure that your vote is represented, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the envelope with postage prepaid enclosed for that purpose. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy card should be completed and returned by you. If you attend the annual meeting in person you may vote in person even if you have returned a proxy card.

By Order of The Board of Directors

Gordon T. Graves

Chairman of the Board and Chief Executive Officer

MULTIMEDIA GAMES, INC.
206 Wild Basin
Building B, Fourth Floor
Austin, Texas 78746
(512) 334-7500

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held February 18, 2003

General

The enclosed proxy is solicited on behalf of the Board of Directors of Multimedia Games, Inc. for use at our annual meeting of shareholders. The annual meeting will be held February 18, 2003 at 9:30 a.m., local time, at the Hyatt Regency Austin, 208 Barton Springs Road, Austin, Texas, 78704. The Hyatt Regency Austin telephone number is (512) 477-1234.

These proxy solicitation materials were mailed on or about January 22, 2003 to all shareholders entitled to vote at the annual meeting.

Voting by proxy

You may vote at the annual meeting by completing, signing and returning the enclosed proxy card. If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If you fail to mark your proxy with instructions, your proxy will be voted as follows:

•	FOR the election of the six (6) nominees for director listed in this Proxy Statement,

•	FOR the ratification of the appointment of BDO Seidman, LLP, as our independent auditors, and

•	FOR the ratification and approval of our 2002 Stock Option Plan.

As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holders named in your proxy card deem advisable. The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

You may revoke your proxy and give a new proxy or vote in person

You may revoke any proxy that has been executed and returned by you at any time prior to the voting of that proxy. To revoke a prior proxy, you must do one of the following:

•	execute and return a subsequently dated revised proxy,

•	give written notice of revocation to Multimedia Games, Attention: Craig S. Nouis, Inspector of Elections, or

•	vote in person at the meeting.

Voting and quorum requirements at the meeting

Only holders of shares of common stock at the close of business on December 27, 2002 (the “record date”) are entitled to notice of and to vote at the annual meeting. On the record date, there were 12,928,033 shares of common stock outstanding.

You will have one vote for each share of common stock held by you on the record rate.

In order to have a meeting it is necessary that a quorum be present. A quorum will be present if a majority of the shares of common stock are represented at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal. If a quorum is present, the affirmative vote of the holders of a majority of the shares present or represented at the meeting and that actually vote for or against the matter is required to approve proposals two and three. Directors are elected by a plurality vote, meaning that the six (6) nominees receiving the highest number of votes FOR will be elected as directors.

Solicitation of proxies

We are paying for all our costs incurred with soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. These personnel will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the record date with respect to the number of shares of common stock owned by (i) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee, (iii) each executive officer named below in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group:

	Common Stock
Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (1)
Gordon T. Graves 206 Wild Basin Rd., Bldg. B, 4th Floor Austin, Texas 78746	1,268,831	(2)	9.75

Dreman Value Management, L.L.C. 10 Exchange Place, Suite 2150 Jersey City, New Jersey 07302	666,250	(3)	5.15
Clifton E. Lind	651,941	(4)	4.98

Thomas W. Sarnoff	25,750	(5)	*

John M. Winkelman	60,500	(6)	*

Martin A. Keane	22,500	(7)	*

Robert D. Repass	—		—

Gary L. Loebig	110,627	(8)	*

Brendan M. O’Connor	144,375	(9)	1.10

Craig S. Nouis	39,500	(10)	*

All executive officers and directors as a group (14 persons)	2,447,207	(11)	17.90

* Less than one percent.

(1)	Based upon 12,928,033 shares outstanding at the close of business on December 27, 2002.
(2)
Consists of (i) 64,737 shares owned by Mr. Graves, (ii) 1,019,777 shares owned by Graves Properties, Ltd., a limited partnership controlled by Mr. Graves, (iii) 76,500 shares owned by Graves Management, Inc. Defined Benefit Trust, a corporation controlled by Mr. Graves, (iv) 25,875 shares owned by Graves Management, Inc., a corporation controlled by Mr. Graves, (v) 29,442 shares issuable upon the exercise of warrants held by Graves Properties, Ltd. that are currently exercisable, and (vi) 52,500 shares issuable upon the exercise of stock options that are currently exercisable. Does not include 59,500 shares as to which Mr. Graves disclaims beneficial ownership, consisting of shares owned of record by Cynthia Graves, Mr. Graves’ wife.

(3)	As reported on Schedule 13G filed with the Securities and Exchange Commission on June 30, 2002.
(4)
Consists of (i) 472,716 shares owned by Mr. Lind, (ii) 136,283 shares issuable upon the exercise of options that are currently exercisable, (iii) 13,500 shares held in various retirement accounts, and (iv) 29,442 shares that are issuable upon the exercise of warrants that are currently exercisable.

(5)	Consists of (i) 750 shares owned by the Sarnoff Living Trust, an entity controlled by Mr. Sarnoff, and (ii) 25,000 shares issuable upon the exercise of stock options that are currently exercisable.
(6)	Consists of (i) 8,000 shares owned by Mr. Winkelman, and (ii) 52,500 shares issuable upon exercise of stock options that are currently exercisable.
(7)	Consists of (i) 7,500 shares owned by Mr. Keane, and (ii) 15,000 shares issuable upon the exercise of stock options that are currently exercisable.
(8)
Consists of (i) 97,502 shares issuable upon the exercise of stock options that are currently exercisable, and (ii) 13,125 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.

(9)
Consists of (i) 88,125 shares issuable upon the exercise of stock options that are currently exercisable, and (ii) 56,250 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.

(10)	Consists of (i) 2,000 shares owned by Mr. Nouis, and (ii) 37,500 shares issuable upon the exercise of stock options that are currently exercisable.
(11)
Consists of (i) 1,690,965 shares owned, (ii) 595,733 shares issuable upon the exercise of stock options that are currently exercisable, (iii) 88,125 shares issuable upon the exercise of stock options that are exercisable within the next 60 days, (iv) 58,884 shares issuable upon the exercise of warrants that are currently exercisable, and (v) 13,500 shares held in various retirement accounts.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

A board of six (6) directors is to be elected at the annual meeting. The six (6) nominees for director who receive the highest number of affirmative votes of the shares voting shall be elected as directors. You may vote the number of shares of common stock you own for up to six (6) persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the six (6) nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by our present Board of Directors to fill the vacancy. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

The following table sets forth the nominees, their ages, their principal occupations and, where applicable, the year in which each became a director of the Company.

Name of Nominee	Age	Principal Occupation	Director Since
Gordon T. Graves	65	Chairman of the Board, Chief Executive Officer and Director	1991

Clifton E. Lind	56	President, Chief Operating Officer and Director	2000

Martin A. Keane	66	Director and Management Consultant	2000

Thomas W. Sarnoff	75	Director and Chairman and Chief Executive Officer of Academy of Television Arts & Sciences Foundation	1997

John M. Winkelman	56	Director	2000

Robert D. Repass	42	Director and Chief Financial Officer of Motion Computing, Inc.	2002

Gordon T. Graves has been our Chairman of the Board and a Director since our inception, and has been our Chief Executive Officer since September 1994. Since December 1993 and from 1989 to 1990, Mr. Graves has been the President of Graves Management, Inc., a management consulting and investment company. From 1992 through December 1993, Mr. Graves was president and Chief Executive Officer of Arrowsmith Technologies, Inc., or Arrowsmith, a computer systems company. From 1991 to 1993, Mr. Graves was employed by KDT Industries, Inc., a high-tech manufacturing and services company and an affiliate of Arrowsmith, as, successively, Vice President of Corporate Development and President. From 1987 to 1989, Mr. Graves was the Chairman of the Board of Directors of Gamma International Ltd., (currently American Gaming and Entertainment, Ltd.) a company co-founded by him.

Clifton E. Lind has been our President and Chief Operating Officer since June 1998, and a director since May 31, 2000. From 1991 to 1993, Mr. Lind was the Executive Vice President, Chief Operating Officer and Chief Financial Officer of KDT Industries, where he worked with Mr. Graves. From 1994 until January 1997, Mr. Lind was the President and Chief Executive Officer of KDT Industries. From January 1997 until joining us as President, Mr. Lind was President of Celmark, Inc., an Austin, Texas based company owned by Mr. Lind. Celmark, Inc. provided financial consulting services to us as well as management and financial consulting services to start-up companies.

Martin A. Keane has been a Director of ours since November 2000. Since 1986 through the present, Dr. Keane has been an independent engineering management consultant specializing in data processing systems for gaming and marketing applications. From 1976 to 1986, he was a Vice President with Bally Manufacturing Corp., where he served as Corporate Director of Technology from 1980 to 1986. Prior to 1980, he served at the General Motors Research Lab in Detroit, where he supervised a small group of Ph.D. mathematicians working on management science and operations research problems. Dr. Keane holds nine patents for high-tech gaming devices and other applications. We have no rights under any patents held by Dr. Keane.

Thomas W. Sarnoff has been a Director of ours since December 1997. Mr. Sarnoff was employed by the National Broadcasting Company, Inc., or NBC, for over 25 years, holding positions that included Vice President, Production and Business Affairs, Executive Vice President of West Coast activities, and last serving as President of NBC Entertainment Corporation from 1969 to 1977. After retiring from NBC in 1977, Mr. Sarnoff has been engaged in the production of television and film entertainment, primarily through Sarnoff Entertainment Corporation, which was formed in 1981. Mr. Sarnoff serves on many civic and charitable organizations and is currently the Chairman and Chief Executive Officer and a member of the Board of Directors of the Academy of Television Arts & Sciences Foundation.

John M. Winkelman has been a Director of ours since August 2000. From 1999 to 2000, Mr. Winkelman was the Chief Executive Officer of Viejas Casino and Turf Club, a casino owned and operated by the Viejas Tribe located in San Diego County, California. From 1989 to 1999, Mr. Winkelman was the Economic Development Advisor to the Viejas Tribal Council. He has worked exclusively with Native American enterprises for the past 20 years, with a primary focus on tribal gaming and related economic development.

Robert D. Repass has been a Director of ours since July 2002. He was a managing partner in the Austin office of PricewaterhouseCoopers from December 1997 to March 2000, and has over twenty years of public accounting, SEC and financial reporting experience. From March 2000 until December 2001, Mr. Repass was a partner with TL Ventures, a Philadelphia based venture capital firm, and has served as Vice President and Chief Financial Officer of Motion Computing, Inc. since April 2002. In addition to his role as a Director, Mr. Repass serves as Chairman of the Audit Committee.

No family relationship exists between any of our directors and executive officers.

Meetings of the Board of Directors

During the fiscal year ended September 30, 2002, the Board of Directors held 17 meetings, the Audit Committee held six meetings and the Compensation Committee held two meetings. During that period no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of the Board of Directors during the period that he served on such committees.

Committees of the Board of Directors

From October 1, 2001 to July 1, 2002, our Audit Committee members were Messrs. Keane, Winkelman and Sarnoff. In July, 2002, Mr. Repass joined our Board as a director and was also elected to the Audit Committee to replace Mr. Keane. Each member of the Audit Committee has been determined by the Board of Directors to be “independent” as defined in the regulations of the Nasdaq National Market. We also have a Compensation Committee whose members currently are Messrs. Keane, Graves and Sarnoff.

The Audit Committee meets with management and with our independent certified public accountants to determine the adequacy of our internal controls and other financial matters. The Compensation Committee reviews general policy matters relating to compensation and benefits of our employees and officers.

The following table provides the various fees and out-of-pocket costs billed by BDO Seidman, LLP for the fiscal year ended September 30, 2002:

Audit Fees	Financial Information Systems Design and Implementation Fees	All Other Fees(1)
$331,000	—	$339,000

(1)    Includes fees related to our abandoned stock offering, 401(k) plan audit fees, and fees for tax-related services.

The Audit Committee of the Board has considered whether the provision by BDO Seidman, LLP of non-audit services included in the fees set forth in the table above under “All Other Fees” is compatible with maintaining the independence of BDO Seidman, LLP.

The Audit Committee has also met and discussed with management and with our legal and accounting advisors the new rules and regulations under the recently adopted Sarbanes-Oxley Act of 2002, and related SEC and Nasdaq rules.

Report of the Compensation Committee

Overview and Philosophy. The Compensation Committee (the “Committee”) of our Board of Directors regularly reviews compensation packages for all executive officers. These include the following major compensation elements: base salaries, annual cash incentives, stock options and various benefit plans. During our fiscal year ended September 30, 2002, the Committee was composed of Mr. Sarnoff, who is an “independent” director, and Messrs. Keane and Graves. Mr. Keane serves as a consultant to us and receives compensation in excess of $60,000 per year. Mr. Graves is our CEO. Therefore, neither Mr. Keane nor Mr. Graves are considered “independent” directors.

It is the Committee’s objective that executive compensation be directly related to the achievement of our planned goals, and enhancement in corporate and share values. The Committee recognizes that the industry sector in which we operate is both highly competitive and is challenged by significant legal and regulatory uncertainty. In addition, the technology related skills of most of our technology team have applications to many other industry sectors besides our own. As a result, there is substantial demand for qualified, experienced executive personnel of the type needed by us to achieve our objectives. The Committee considers it crucial that we be assured of retaining and rewarding our top caliber executives who are essential to the attainment of our ambitious long-term goals.

For these reasons, the Committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Stock Options. The Committee believes that:

•	The grant of stock options to executive employees has been an essential ingredient to enabling Multimedia Games, Inc. to achieve its growth and attain its business objectives;

•	We regularly face significant legal, regulatory and competitive challenges to our business that require extraordinary commitments of time and expertise by our employees;

•	Our employees have met these challenges and made these extraordinary commitments primarily because of the reward and incentive provided by the historical and prospective grant of stock options.

When recommending the grant of stock options, the Committee considers the number and terms of options previously granted, industry practices, the optionee’s level of responsibility, and assumed potential stock value in the future. The exercise prices of stock options granted to executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options are intended to align the long-term interests of our executive officers with those of our stockholders.

Cash Compensation. The Committee believes that annual cash compensation should be paid commensurate with attained performance. For these reasons, our executive cash compensation consists of a fixed base compensation (salary) and variable incentive compensation (annual bonus). Base salaries for executive officers are established considering a number of factors, including the executive’s individual performance and measurable contribution to our success, and pay levels of similar positions with comparable companies in the industry. The Committee supports management’s compensation philosophy of moderate fixed compensation for elements such as base salary. Base salary decisions are made as part of our structured annual review process.

Benefits. We provide benefits to the named executive officers that are generally available to all of our employees. For fiscal year 2002, the amount of executive level benefits and prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus of the applicable executive officer.

Chief Executive Officer Performance and Compensation. Mr. Graves’ current salary was established in August 2001. Consistent with the philosophy of the Committee discussed above, the Committee elected to reward Mr. Graves for the Company’s record revenues and earnings in fiscal 2002 by means of a significant year-end bonus rather than by an increase in his base salary. Mr. Graves participates to a limited extent in the Committee’s deliberations on his compensation. His participation generally consists of answering questions from the Committee regarding his goals and objectives for the year and his observations on the peer group to which his compensation is compared. However, Mr. Graves is not present during that portion of the Committee’s meeting where his performance is evaluated and his compensation determined.

It is the opinion of the Committee that these compensation policies and structures provide the necessary discipline to properly align our corporate economic performance and the interest of our stockholders with progressive and competitive executive compensation practices in an equitable manner.

The Compensation Committee:

Martin A. Keane
Thomas W. Sarnoff
Gordon T. Graves

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Mr. Graves is our Chairman of the Board and Chief Executive Officer. Mr. Keane serves as a consultant to us, and received approximately $78,000 in compensation from us during fiscal 2002. See “Certain Relationships and Related Transactions – Consulting Agreements.”

Report of the Audit Committee

The Audit Committee acts under a written charter first adopted and approved by our Board of Directors on June 15, 2000 and amended on August 15, 2002. A copy of the Audit Committee Charter as currently in effect is attached to this Proxy Statement as Appendix C.

It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that our financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles. This is the responsibility of our management and the independent auditors. It is also not the responsibility of the Audit Committee to assure compliance by us with laws and regulations.

Based on the Audit Committee’s:

•	review of our audited financial statements for the fiscal year ended September 30, 2002;

•	discussions with our management regarding our audited financial statements;

•	receipt of written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1;

•	discussions with our independent auditors regarding the auditor’s independence and the matters required to be discussed by the Statement on Auditing Standards 61 and 90; and

•	other matters the Audit Committee deemed relevant and appropriate,

the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the fiscal year ended September 30, 2002 be included in our Annual Report on Form 10-K for our fiscal year ended September 30, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert D. Repass, Chairman
Thomas W. Sarnoff
John M. Winkelman

PROPOSAL TWO

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed BDO Seidman, LLP, as our independent certified public accountants, to audit our books and records for the current fiscal year. The Board of Directors and the Audit Committee respectfully request that our shareholders ratify such appointment.

Representatives of BDO Seidman, LLP, are expected to be available at the annual meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

Vote Required

If a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting, and that vote for or against, is required to approve Proposal Two.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF BDO SEIDMAN, LLP, AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL THREE

APPROVAL AND RATIFICATION OF 2002 STOCK OPTION PLAN

In December 2002, our Board of Directors adopted the Multimedia Games, Inc. 2002 Stock Option Plan (the “2002 Stock Option Plan” or the “Plan”) pursuant to which an aggregate of 700,000 shares of common stock have been reserved for the grant of stock options. As of December 31, 2002, no options had been granted under the Plan.

Your Board of Directors recommends that you vote “FOR” the adoption of our new Plan for the following reasons, among others:

•	We believe that stock options have played a key role in achieving our growth. To quote from the report of our Compensation Committee:

“The Committee believes that the grant of stock options to key employees has been an essential ingredient to enabling Multimedia Games to achieve its growth and attain its business objectives. The Committee further believes that we regularly face significant legal, regulatory and competitive challenges to our business that require extraordinary commitments of time and expertise by our employees that have to date been met primarily because of the reward and incentive provided by the historical and prospective grant of stock options.”

•
We believe our current and historical rates of pay in the form of base salary and annual bonus are modest in relation to our competition and to companies of similar size and scope outside our industry. Instead, we have relied more upon the potential reward from stock option gains which we believe has successfully aligned the interests of our employees with those of our shareholders.

•
We are launching expansion programs into new markets, such as centralized operating systems for video lotteries, that will require us to hire several key and important new employees. We believe it is essential that we offer these new hires a compensation package that includes the grant of stock options if we are to be successful in achieving our hiring goals.

While the terms of the Plan allow us to grant options to existing employees, it is the present intent of management to do so only in compelling and unusual circumstances. Instead, it is the current intent of management to grant options under the Plan only to attract new hires.

The essential features of the 2002 Stock Option Plan are summarized below. A complete copy of the 2002 Stock Option Plan is attached hereto as Appendix A. A summary of the federal income tax aspects of the 2002 Stock Option Plan is included as Appendix B to this Proxy Statement.

Purpose. The purpose of the 2002 Stock Option Plan is to attract and retain highly qualified personnel.

Administration. The administrator of the Plan is the Board of Directors, subject to the right of the Board to form a committee for administration of the Plan. At present, the Plan is administered by the Board.

Reserved Shares. A total of 700,000 shares of common stock is reserved for issuance in connection with the exercise of stock options granted under the Plan. As of December 31, 2002, no options had been granted under the Plan.

Stock Options. Options granted under the Plan may be either incentive stock options or non-qualified stock options. The administrator of the Plan is given broad discretion in setting the price and other terms of stock options subject to the following:

•
the option price may not be less than 100% of the fair market value of the stock on the date of the grant with respect to incentive stock options and 85% of the fair market value of the stock on the date of grant with respect to non-qualified stock options;

•	the option may not be exercisable more than 10 years after the date of grant;

•	stock options may be exercised for cash unless the administrator permits the option to be exercised for stock; and

•	subject to several limitations, the administrator may approve making loans to participants for the exercise of stock options.

Non-Transferability. Unless otherwise determined by the administrator, stock options will be non-transferable.

Amendment. The Board may amend or terminate the Plan (including amendments which increase the cost of the Plan) but no amendment or termination shall affect or impair the participant’s rights under a previously granted stock option without the consent of the participant.

VOTE REQUIRED

If a quorum is present, the affirmative vote of the holders of a majority of the shares present or represented at the meeting, and that vote for or against, is required to approve Proposal Three.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL AND RATIFICATION OF THE 2002 STOCK OPTION PLAN.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

Our executive officers and their respective ages and positions with us are as follows:

Name	Age	Position

Gordon T. Graves	65	Chairman of the Board and Chief Executive Officer

Clifton E. Lind	56	President and Chief Operating Officer

Gordon T. Sjodin	61	Executive Vice President

Gary L. Loebig	54	Executive Vice President

Brendan M. O’Connor	43	Senior Vice President and Chief Technical Officer

Robert F. Lannert	47	Senior Vice President

Thomas G. Le Gassick	36	Vice President

Craig S. Nouis	40	Vice President and Chief Financial Officer

Frank W. Rehanek, Jr.	40	Vice President of Finance

Glenn Goulet	43	Vice President of Marketing

Gordon T. Graves has been our Chairman of the Board and a Director since our inception, and has been our Chief Executive Officer since September 1994. Since December 1993 and from 1989 to 1990, Mr. Graves has been the President of Graves Management, Inc., a management consulting and investment company. From 1992 through December 1993, Mr. Graves was president and Chief Executive Officer of Arrowsmith Technologies, Inc., or Arrowsmith, a computer systems company. From 1991 to 1993, Mr. Graves was employed by KDT Industries, Inc., a high-tech manufacturing and services company and an affiliate of Arrowsmith, as, successively, Vice President of Corporate Development and President. From 1987 to 1989, Mr. Graves was the Chairman of the Board of Directors of Gamma International Ltd., (currently American Gaming and Entertainment, Ltd.) a company co-founded by him.

Clifton E. Lind has been our President and Chief Operating Officer since June 1998, and a director since May 31, 2000. From 1991 to 1993, Mr. Lind was the Executive Vice President, Chief Operating Officer and Chief Financial Officer of KDT Industries, where he worked with Mr. Graves. From 1994 until January 1997, Mr. Lind was the President and Chief Executive Officer of KDT Industries. From January 1997 until joining us as President, Mr. Lind was President of Celmark, Inc., an Austin, Texas based company owned by Mr. Lind. Celmark, Inc. provided financial consulting services to us as well as management and financial consulting services to start-up companies.

Gordon T. Sjodin has been our Executive Vice President since May 31, 2000. Mr. Sjodin first joined us in April 1994 as Vice President – Sales of our wholly-owned subsidiary MegaBingo, Inc. and served in that position until September 1994. From September 1994 until December 1998 he served as a Vice President. In December 1998, Mr. Sjodin was appointed President of MegaBingo, Inc. and served in that capacity until May 2000.

Gary L. Loebig became our Vice President for New Market Development upon joining us in December 1998 and was elected Executive Vice President in December 2001. From 1984 until joining us in December 1998, Mr. Loebig was employed by Stuart Entertainment, doing business as Bingo King, a publicly traded company engaged in the manufacture and sale of bingo cards and related equipment and products. With Bingo King, Mr. Loebig served in various capacities, beginning as general sales manager and last serving as Senior Vice President – Market and Product Development.

Brendan M. O’Connor became our Senior Vice President and Chief Technical Officer upon joining us in January 2001. From 1995 until joining us, Mr. O’Connor was a Senior Software Architect at The Boeing Company’s Space and Communications Group, where he led a team that developed software for satellite ground systems. He has over 18 years of experience developing software systems.

Robert F. Lannert was our Vice President of Computer and Data Processing Operations from August 1997 until being elected Senior Vice President in December 2001. Mr. Lannert has been employed by us since June 1996, and was supervisor of computer and data processing operations until being elected Vice President. From 1988 until August 1995, Mr. Lannert was Director of Data Processing for Debartolo Racing at Remington Park in Oklahoma City, and from August 1995 until joining us Mr. Lannert was Vice President of Operations for Spector Entertainment Group.

Thomas G. Le Gassick has been our Vice President of Sales since March 1999. From 1995 until joining us, Mr. Le Gassick was Vice President of Sales at Western Gift Distributors, a manufacturer and distributor of bingo products to charity and Native American gaming operations. From 1987 to 1995, Mr. Le Gassick was an Executive Vice President at PM Bingo and Promotions, where he provided financial and game development support and designed numerous gaming-related products for the industry’s leading manufacturers, including Bingo King, Trade Products, Inc., Ace Novelty, International Gameco, and American Games, Inc.

Craig S. Nouis joined us as Vice President and Chief Financial Officer in August 2001. From January 2001 until August 2001, Mr. Nouis served as an independent contractor to us and others providing financial and accounting services. For more than five years prior to that, Mr. Nouis was employed by BDO Seidman, LLP, last serving as audit partner.

Frank W. Rehanek, Jr. has been our Vice President of Finance since August 2001. From September 1999 until August 2001, Mr. Rehanek was our Chief Financial Officer. Mr. Rehanek joined us in February 1997 as Corporate Controller and served in that capacity until September 1999. For more than two years prior to that, Mr. Rehanek was Controller of the Oklahoma Corporate Credit Union.

Glenn J. Goulet joined us in November 2000 as Vice President of Marketing. From 1994 to November 2000, Mr. Goulet served in various capacities for GTECH Corporation, including Director of Marketing for the western United States. Prior to joining GTECH, Mr. Goulet spent 10 years in market research working for ABC News in New York, the Republican National Party in Washington, D.C. and a private polling firm, Market Strategies, Inc., where he led the public opinion research for President George H. W. Bush. Mr. Goulet graduated from New York Institute of Technology and was a Political Fellow at Michigan State University’s Political Leadership Program.

We Will Have a New CEO Effective Upon the Closing of the Annual Meeting

Effective with the close of business at our annual shareholder meeting, Clifton E. Lind will assume the role of Chief Executive Officer of Multimedia Games, in addition to his duties as Chief Operating Officer. Gordon T. Graves will remain as Chairman of the Board of the Company and as a member of the Board of Directors, but will not be an employee of the Company. Mr. Graves will serve as an advisor to Mr. Lind, and will report directly to the Board of Directors.

Summary Compensation Table

The following table sets forth information concerning the annual compensation for our Chief Executive Officer and for each of our four next most highly compensated executive officers whose salary and bonus exceeded $100,000 for services rendered to us during the fiscal year ended September 30, 2002, (the “named executive officers.”)

Annual Compensation
	Fiscal Year			Shares Underlying Options(#)(1)	All Other Compensation($)
Name and Principal Position		Salary	Bonus
Gordon T. Graves Chairman and CEO	2002 2001 2000	$381,643 223,621 178,700	$225,000 75,000 —	20,000 165,000 —	$7,500 4,800 5,879	(2) (2) (2)

Clifton E. Lind President and COO	2002 2001 2000	250,000 201,539 187,683	225,000 60,000 —	20,000 315,000 30,000	8,600 5,572 9,937	(2) (2) (2)

Gary L. Loebig Executive Vice President	2002 2001 2000	146,539 145,000 168,259	100,000 20,000 5,000	— 135,000 52,500	5,500 5,200 8,176	(2) (2) (2)

Brendan M. O’Connor Senior Vice President and Chief Technical Officer(3)	2002	111,346	50,000	—	40,980	(4)

Craig S. Nouis Vice President and CFO(5)	2002 2001	155,769 23,077	32,965 —	— 150,000	7,600 500	(2) (2)

(1)	Consists of shares of common stock underlying options granted pursuant to our Stock Option Plans. (See “Stock Option Plans” below).
(2)	Consists of contributions we made on behalf of the named executive officers to our 401(k) plan.
(3)	Mr. O’Connor joined us in January 2002.
(4)
Prior to joining us in January 2002, Mr. O’Connor’s services were rendered through a consulting arrangement. Amount includes $36,480 paid under this arrangement and $4,500 in contributions we made on Mr. O’Connor’s behalf to our 401(k) plan.

(5)	Mr. Nouis joined us in August 2001.

Option Grants During Fiscal 2002

The following table sets forth information regarding options we granted to our named executive officers during the fiscal year ended September 30, 2002.

	Individual Grants					Potential Realized Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share ($/share)	Vesting Period	Expiration Date
Name						5% ($)	10% ($)

Gordon T. Graves	20,000	3%	16.55	(1)	9/24/2012	$214,160	$565,031

Clifton E. Lind	20,000	3%	16.55	(1)	9/24/2012	214,160	565,031

(1)
The options vest six months from the date of grant; however, the underlying shares acquired via exercise are restricted and may be sold over four years at a rate of 25% per year following the date of grant.

(2)
In calculating potential realized value, it is assumed that options are exercised on the day prior to their expiration date using the treasury stock method, where the exercise price of the option is subtracted from the potential market price at the 5% and 10% appreciation rates.

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Value

The following table sets forth information regarding the exercise of stock options and warrants during the fiscal year ended September 30, 2002 and the unexercised stock options and warrants held at September 30, 2002 by the named executive officers.

Name	Shares Acquired upon Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gordon T. Graves(2)	—	—	52,500	132,500	$741,037	$1,738,859
Clifton E. Lind(2)	63,216	$1,353,019	136,283	245,000	2,052,186	3,106,555
Gary L. Loebig	—	—	78,752	146,249	1,237,333	2,140,119
Brendan M. O’Connor	7,500	230,996	88,125	140,625	1,463,620	2,280,470
Craig S. Nouis	—	—	37,500	112,500	455,876	1,367,629

(1)	Market value of the underlying common stock at fiscal year end ($19.69 per share), minus the exercise price.
(2)
Does not include shares of common stock underlying warrants held by Messrs. Graves and Lind that were initially issued to partnerships in connection with the purchase of electronic player stations from us in which Messrs. Graves and Lind held partnership interests.

Stock Option Plans

1994 Employee and Director Stock Option Plans

In November 1994, our stockholders approved the 1994 Employee Stock Option Plan (the “1994 Plan”) and the 1994 Director Stock Option Plan (the “Director Plan”), under which options to purchase an aggregate of 540,000 shares and 60,000 shares, respectively, of Common Stock were reserved for issuance. At September 30, 2002, options to purchase 9,250 shares of Common Stock were outstanding under the 1994 Plan at exercise prices ranging from $1.33 per share to $2.67 per share, and there were no options outstanding under the Director Plan. After the adoption of the Company’s 1996 Stock Incentive Plan, no new options were granted under the 1994 Plan or the Director Plan.

1996 Incentive Stock Plan

In August 1996, the Board of Directors adopted our 1996 Incentive Stock Plan, which was amended effective March 1, 1999, (the “1996 Plan”) pursuant to which 1,192,691 shares of Common Stock or Common Stock equivalents were reserved for issuance.

The 1996 Plan is administered by our Board of Directors. The Board of Directors has the authority, subject to the terms of the 1996 Plan, to determine when and to whom to make grants under the 1996 Plan, the number of shares to be covered by the grants, the types and terms of awards to be granted under the 1996 Plan (which are stock-based incentives and may include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance shares and deferred stock purchases), the exercise or purchase price of the shares of Common Stock and Common Stock equivalents subject to the awards, and to prescribe, amend and rescind rules and regulations relating to the 1996 Plan.

At September 30, 2002, options to purchase 440,356 shares of Common Stock were outstanding under the 1996 Plan, at exercise prices ranging from $2.00 to $4.79 per share.

President’s Stock Option Plan

In connection with the employment of Clifton E. Lind as our President in June 1998, we established the President’s Stock Option Plan, pursuant to which we granted Mr. Lind options to purchase 507,000 shares of Common Stock at $2.54 per share. This Plan was approved by the our stockholders on May 11, 1999. In April 2001, Mr. Lind exercised options for 427,500 shares and in April 2002, Mr. Lind exercised options for 39,344 shares. At September 30, 2002, there remain outstanding under the Plan options to purchase 40,155 shares. No shares remain reserved under the President’s Stock Option Plan for future grants.

1998 Senior Executive Stock Option Plan

In connection with the employment of Gary L. Loebig as the our Vice President in November 1998, we established the 1998 Senior Executive Stock Option Plan, pursuant to which we granted Mr. Loebig options to purchase 75,000 shares of Common Stock at $2.54 per share. This Plan was approved by the our stockholders on May 11, 1999.

During fiscal 2002, Mr. Loebig did not exercise any options. Options to purchase an additional 37,500 shares remain outstanding at September 30, 2002. No shares remain reserved under the 1998 Senior Executive Stock Option Plan for future grants.

2000 Stock Option Plan

In February 2000, the our Board of Directors adopted the 2000 Stock Option Plan, as later amended, pursuant to which options to purchase 1,463,250 shares of Common Stock were reserved for issuance. Options granted under the Plan may be either incentive stock options or non-qualified stock options. The 2000 Stock Option Plan is also administered by the our Board of Directors. At September 30, 2002, there remained outstanding under the plan options to purchase 1,035,520 shares, at exercise prices ranging from $2.00 to $4.79 per share.

2001 Stock Option Plan

In September 2001, our Board of Directors adopted the 2001 Stock Option Plan pursuant to which options to purchase 1,750,000 shares of Common Stock were reserved for issuance. Options granted under the Plan may be either incentive stock options or non-qualified stock options. The 2001 Stock Option Plan is also administered by our Board of Directors. At September 30, 2002, there were outstanding under this Plan options to purchase 820,125 shares of Common Stock at exercise prices ranging from $7.53 to $16.55 per share.

Ad Hoc Option Grants

In addition to options granted under our stock option plans, from time to time we also make option grants on an ad-hoc basis to newly-hired employees or independent contractors as an inducement to provide services to us. During the year ended September 30, 2002, we granted a total of approximately 80,000 options on an ad hoc basis at market prices ranging from $14.80 to $30.95 per share. At September 30, 2002, there were outstanding options to purchase 696,500 shares of Common Stock at exercise prices ranging from $2.54 to $30.95 per share, that we have granted on an ad hoc basis.

Director Compensation Plan

On October 1, 2002, we adopted a plan to compensate the members of our Board of Directors for their services as directors, including serving on committees of the Board. Under the Director Compensation Plan, each of our directors, including directors who are also regular full-time employees, will receive $20,000 per year. In addition, each director will receive $500 for each Board meeting attended in person, $250 for each Board meeting attended by telephone, $400 for each committee meeting attended in person and $200 for each committee meeting attended by telephone. The members of the Audit Committee will also receive an additional $15,000 per year for serving on the Audit Committee, except for the Chairman of the Audit Committee, who will receive $20,000 per year for serving on the Audit Committee as its Chairman. In no event will any director receive more than $60,000 in combined fees during any fiscal year. On an annual basis, each sitting director will receive an option grant for 20,000 shares of Common Stock that will vest over a six month period; however, the underlying shares may only be sold over four years, at the rate of 25% per year. Directors on the Audit Committee receive an additional option grant for 10,000 shares of Common Stock that will similarly vest and be restricted as to sale over a four-year period.

Change of Control Provisions

Virtually all of the stock option agreements with each of our named executive officers and other executive officers and key employees provide for full vesting of all unvested shares in the event of a change of control of us. Change of control, as defined in the agreements, means any merger or consolidation, sale of assets, dissolution or the acquisition by any person of at least 51% of our voting stock.

Our stock option agreements with Clifton E. Lind also provide for full vesting of all unvested shares subject to his option upon the termination by Mr. Lind of his employment for good reason. Good reason, as defined in the agreement, relates to a diminution of Mr. Lind’s salary, position or responsibilities within our company. Our agreements with Mr. Lind also provide for acceleration of vesting as to all unvested shares that would otherwise vest through the second anniversary of our termination of Mr. Lind without cause or Mr. Lind’s termination of his employment without good reason.

Equity Compensation Plan Information
	Securities to be issued upon exercise of outstanding options, warrants, and rights(#)	Weighted-average exercise price of outstanding options, warrants, and rights($)	Securities remaining available for future issuance under equity compensation plans(#)(1)
Plan Category
Equity compensation plans approved by security holders	2,471,767	$5.64	1,057,412
Equity compensation plans not approved by security holders	696,500	15.57	—

Total	3,168,267	$7.83	1,057,412

(1)   Excluding securities reflected in the first column

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Certain Officers and Directors

On April 12, 2001, Clifton E. Lind, our President and Chief Operating Officer, exercised his option to purchase 427,500 shares of our Common Stock by delivering his promissory note as permitted by the President’s Stock Option Plan of 1998. The note is fully recourse to Mr. Lind’s other personal assets. In March 2002, we advanced $355,000 to Mr. Lind to fund his income tax liability related to the option exercise.

On April 17, 2002, Mr. Lind exercised additional options to purchase 60,216 shares of Common Stock at an aggregate purchase price of $199,908. This purchase was also made by way of a recourse note issued to the Company as permitted by the President’s Stock Option Plan of 1998, and is also fully recourse to Mr. Lind’s other personal assets.

At December 31, 2002, we had the following notes receivable from the following officers and directors for stock purchases and related tax liability.

	Outstanding September 30, 2002	Outstanding December 31, 2002	Interest Rate	Due Date
Gordon T. Graves	$647,000	$644,000	6%	February 2003
Clifton E. Lind	1,752,000	1,777,000	6%	*
Other	18,000	18,000		Various

Totals	$2,417,000	$2,439,000

*$355,000 is due in April 2003, $1.2 million is due in April 2004, and $202,400 is due in April 2005.

Consulting Agreements

On November 9, 2000, we entered into a year-to-year consulting agreement, as later amended, with Martin Keane, one of our directors, to consult with us on technology matters. Mr. Keane is compensated by us at a daily rate of $1,500. During fiscal 2002 we paid $78,000 to Mr. Keane under this agreement.

In December 2001, we entered into an eighteen month consulting agreement with Ali Alizadeh, who resigned as one of our directors effective January 1, 2002, to consult with us on investment banking matters. Mr. Alizadeh is compensated by us at the rate of $5,000 per month.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares on a cumulative basis the percentage change, since September 30, 1997, in the total shareholder return on our common stock, with (a) the total return on the NASDAQ Composite Index, which is being used as the required broad entity market index, and (b) the total return for a selected peer group index (the “Peer Group”). The Peer Group consists of Mikohn Gaming, Silicon Gaming, Stuart Entertainment, and Interlott Technologies. The graph assumes (i) investment of $100 on September 30, 1997 in our common stock, the NASDAQ Composite Index and the common stock of the Peer Group, and (ii) the reinvestment of all dividends.

Date	MGAM	Peer Group	Nasdaq Composite Index
September 30, 1997	100.00	100.00	100.00
September 30, 1998	19.86	62.88	100.48
September 30, 1999	24.77	53.08	162.91
September 30, 2000	46.26	113.66	217.88
September 30, 2001	118.87	111.91	88.91
September 30, 2002	220.81	143.18	69.53

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
2004 ANNUAL MEETING

Proposals from our shareholders which are intended to be presented by such shareholders at our annual meeting following our fiscal year ending September 30, 2003 must be received by us no later than November 30, 2003. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders’ proposals.

OTHER MATTERS

We know of no other matters to be submitted to the shareholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend, or, in the absence of a recommendation, as such persons deem advisable.

By order of the Board of Directors

Gordon T. Graves
Chairman of the Board
and Chief Executive Officer

Austin, Texas
January 22, 2003

APPENDIX A

MULTIMEDIA GAMES, INC.
2002 Stock Option Plan

Section 1.    General Purpose of Plan; Definitions.

The name of this plan is the Multimedia Games, Inc. 2002 Stock Plan (the “Plan”). The Plan was adopted by the Board on December 18, 2002. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success by their ability, ingenuity and industry and to provide incentives to the participating officers, employees, directors, consultants and advisors that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Act” means Securities Exchange Act of 1934, as amended.

“Administrator” means the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 2.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Committee” means the Committee of the Board designated from time to time by the Board to be the Administrator.

“Commission” means Securities and Exchange Commission.

“Company” means Multimedia Games, Inc., a Texas corporation (or any successor corporation).

“Disability” means the inability of a Participant to perform substantially his duties and responsibilities to the Company by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Company that he has a physical or mental disability or infirmity which will likely prevent him from returning to the performance of his work duties for six months or longer. The date of such Disability shall be on the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

“Effective Date” shall mean the date provided pursuant to Section 9.

“Eligible Employee” means an employee of the Company eligible to participate in the Plan pursuant to Section 4.

“Fair Market Value” means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, (A) if the Stock is publicly traded, the closing sale price of the Stock on such date as reported in the Wall Street Journal, or the average of the closing price of the Stock on each day on which the Stock was traded over a period-of up to twenty trading days immediately prior to such date, (B) the fair market value of the Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (C) the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

“Incentive Stock Option” or “ISO” means any Stock Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code (and any successor provision of the Code having a similar intent).

“Non-Qualified Stock Option” or “NQSO” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

“Parent Corporation” means any corporation (other the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

“Participant” means any Eligible Employee, consultant or advisor to the Company selected by the Administrator, pursuant to the Administrator’s authority in Section 2 below, to receive grants of Stock Options.

“Stock” means the Common Stock, $0.01 par value, of the Company.

“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.    Administration.

The Plan shall be administered by the Board or by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

The Administrator shall have the power and authority to grant Stock Options to Eligible Employees, consultants and advisors to the Company, pursuant to the terms of the Plan.

In particular, the Administrator shall have the authority:

(a)	to select those employees of the Company who shall be Eligible Employees;

(b)	to determine whether and to what extent Stock Options are to be granted hereunder to Eligible Employees, consultants and advisors to the Company;

(c)	to determine the number of shares to be covered by each Stock Option granted hereunder;

(d)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Option granted hereunder; and

(e)	to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options.

The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

Section 3.    Stock Subject to Plan.

The total number of shares of Stock reserved and available for issuance under the Plan (and the total number of shares that may be granted as ISO’s) shall be 700,000 of shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

To the extent that a Stock Option expires or is otherwise terminated without being exercised, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan. To the extent that a Participant is eligible to use, and uses, shares of Stock to exercise a Stock Option, the number of Shares of Stock so used shall be available for issuance in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan as may be determined by the Administrator, in its sole discretion. Any other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4.    Eligibility.

Officers (including officers who are directors of the Company), employees of the Company, and consultants and advisors to the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company shall be eligible to be granted Stock Options. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Employees, consultants and advisors to the Company recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award.

Section 5.    Stock Options.

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a subscription and/or award agreement with the Company, in such form as the Administrator shall determine which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority to grant any Eligible Employee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Consultants and advisors may only be granted Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(1)
Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date, (ii) in the case of Non-Qualified Stock Options, be less than 85% of the Fair Market Value of the Stock on such date, and (iii) in any event, be less than the par value of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(2)
Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(3)
Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion.

(4)
Method of Exercise.  Subject to Section 5(3) above, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company satisfying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or in such other form of consideration as is set forth in the related Stock Option agreement as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made in the form of unrestricted Stock already owned by the optionee; provided, however, that the right to make payment in the form of already owned shares may be authorized only at the time of grant. An optionee shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 10.

The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

(5)
Loans.  The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine; provided, however, that the right to make payment in the form of loans may be authorized only at the time of grant and the terms of such loans shall be specified in the related Stock Option agreement. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the-par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest (if any) under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder’s termination of employment shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

(6)
Non-transferability of Options.  Unless otherwise determined by the Administrator, no Stock Option shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(7)
Termination of Employment or Service.  If an optionee’s employment with or service as a director of or consultant or advisor to the Company terminates by reason of death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable subscription or award agreement, or as otherwise determined by the Administrator.

(8)
Annual Limit on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an Optionee under this Plan and all other option plans of the Company or its Parent Corporation become exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

Section 6.    Amendment and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant’s consent.

The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

Section 7.    Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 8.    General Provisions.

(1)
The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(2)
Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee, director, consultant or advisor of the Company any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its employees, directors, consultants or advisors at any time.

(3)
Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(4)
No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 9.    Effective Date of Plan.

The Plan became effective (the “Effective Date”) on December 18, 2002, provided that, the Plan shall become effective with respect to Incentive Stock Options on the date the Company’s stockholders formally approve the Plan.

Section 10.    Term of Plan.

No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

APPENDIX B

FEDERAL INCOME TAX ASPECTS OF 2002 STOCK OPTION PLAN

The following is a brief summary of the Federal income tax consequences of transactions under the 2001 Stock Option Plan. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Incentive Stock Options.   An optionee who is granted an ISO will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after the grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize as ordinary income, at the time of sale or exchange, an amount equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply in the case of optionees who are subject to Section 16 of the Act. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

Non-qualified Stock Options.   An optionee will not recognize any taxable income at the time he or she is granted a NSO. However, upon exercise of the NSO, the optionee will recognize taxable income generally measured as the excess of the then Fair Market Value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long- term or short-term capital gain or loss, depending on the holding period.

The Company will generally be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a NSO.

B-1

APPENDIX C

MULTIMEDIA GAMES, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
(As of August 15, 2002)

I.	Statement of Policy

This Charter specifies the membership requirements and scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors of Multimedia Games, Inc. (the “Company”).

The primary purpose of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by monitoring (i) the integrity of the financial reports, (ii) the effectiveness of internal controls, and (iii) the effectiveness of auditing and accounting processes and procedures. In addition, the Committee shall perform certain duties, including (i) preparation of reports required to be included in periodic disclosure, (ii) selection and oversight of the Company’s auditors, (iii) monitoring communication between management and the auditors and helping to resolve any disagreements between the same and (iv) the treatment of complaints and concerns raised regarding accounting, internal controls and auditing matters.

The Committee shall have the authority to engage independent counsel and other advisors as it deems necessary to fulfill any of its duties, and the Company shall provide appropriate funding as determined by the Committee for payment of compensation to the registered public accounting firm employed by the Company and any advisors employed by the Committee. The Committee may also meet with the Company’s investment bankers and financial analysts.

II.	Organization and Membership Requirements

The Committee shall comprise three or more directors as determined by the Board, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The members of the Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, and shall satisfy the rules of the Securities and Exchange Commission (the “SEC”) or other applicable law. The members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.	Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee. The Committee shall meet with the Company’s auditors and management to review the Company’s financial statements and systems of internal controls consistent with the responsibilities and duties listed herein and shall regularly meet with management and the Company’s auditors in separate executive sessions.

IV.	Oversight of the Relationship with the Company’s Auditors

The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Company, including the resolution of disagreements between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. Each registered public accounting firm shall report directly to the Committee. The Committee shall:

1.
Receive periodic reports from the auditor regarding the auditor’s independence, review with the auditors and management all relationships between the auditor and the Company, discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence and report to the Board on the performance and independence of the auditor and senior members of the auditor’s team.

2.	Review with the auditor prior to the audit the planning and staffing of the audit. If required by applicable rules of the Securities and Exchange Commission or the Nasdaq National Market,

the Committee will request the Company’s auditors to rotate as required the auditor’s engagement partner and review partner on the Company’s account.

3.
Approve in advance, by the Committee’s sole authority, all audit services and approved non-audit services provided to the Company by the auditor. Non-audit services do not require pre-approval if the aggregate amount of such services constitutes not more than 5% of the total amount paid to the auditor during the fiscal year in which such services are provided, such services were not recognized as non-audit services at the time of the engagement, and such services are promptly approved by the Committee or one or more members to whom authority to approve such non-audit services have been delegated.

4.
Review separately with management and the auditor any significant difficulties encountered during the course of any audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the auditor in connection with the preparation of the financial statements.

5.
Review with the auditor (i) the auditor’s quality control procedures, (ii) material issues raised by the most recent internal quality-control review or peer reviews or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (iii) all relationships between the auditor and the Company. The Committee shall evaluate the qualifications, performance and independence of the auditor, including considering whether the auditor’s quality control procedures are adequate, and shall present its conclusions to the Board, together with any recommendations for additional action.

V.	Committee Authority and Responsibilities

To fulfill its responsibilities and duties the Committee shall, to the extent that it deems necessary or appropriate, and in addition to the items described above:

1.
Review and discuss with management the Company’s annual audited financial statements, any certification, report, opinion, review rendered by the auditors. Discuss with the auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

2.
Review and discuss with management and the auditors the Company’s quarterly financial statements prior to the filing of the Company’s quarterly report on Form 10-Q, including the results of the auditor’s review of the quarterly financial statement.

3.
Review with the auditors the critical accounting policies and practices used by the Company, alternatives thereto and the ramifications thereof. Review with management and the auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

4.
Review with the auditors any accounting adjustments, any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and any material written communications between the auditors and management, including any management letter or schedule of unadjusted differences and management’s responses.

5.
Review with management and the auditor, if appropriate, any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

6.	Review any related-party transactions for potential conflicts of interests and approve the same if appropriate in the Committee’s discretion.

7.	Review with management and the auditors the effect of regulatory and accounting initiatives.

8.	Review with management and the auditors any off-balance sheet transactions or structures and the effect on the Company’s financial results and operations.

9.	Obtain from the auditor assurance that Section 10A of the Securities Exchange Act of 1934, as amended, has not been implicated.

10.
Prepare any reports or other disclosures of the Committee required to be included in the Company’s annual proxy statement or other periodic disclosure under the rules of the Securities Exchange Commission or other applicable law.

11.	Maintain written minutes of its meetings summaries of recommendations to the Board, each of which will be filed with the minutes of the meetings of the Board.

VI.	Risk Management

To ensure that management has appropriate policies and procedures for quality financial reporting and ethical behavior, the Committee should .

1.
Maintain policies and procedures designed to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

2.
Review with the principal executive and financial officers of the Company their report on the design or operation of internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

3.
Review with the auditor its attestation to and report on, the assessment made by management of the effectiveness of the Company’s internal control structure and procedures for financial reporting and consider any changes needed to the internal control processes and procedures.

4.
Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and policies as suggested by the auditor or management. Review with the auditor and management the extent to which changes or improvements approved by the Committee have been implemented.

5.
Maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.	Maintain a code of conduct for employees generally, and a code of ethics for senior financial officers.

7.	Maintain guidelines for the Company’s hiring of employees of the auditor who were engaged on the Company’s account.

8.	Review and reassess the Charter’s adequacy at least annually, as well as when conditions dictate.

9.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee deems necessary or appropriate.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MULTIMEDIA GAMES, INC.

206 Wild Basin
Building B, Fourth Floor
Austin, Texas 78746
(512) 334-7500

PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS FEBRUARY 18, 2003

The undersigned shareholder(s) of Multimedia Games, Inc., a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated January 22, 2003, and hereby appoints Gordon T. Graves and Clifton E. Lind, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of Multimedia Games, Inc. to be held on February 18, 2003 at 9:30 a.m., local time, at the Hyatt Regency Austin, located at 208 Barton Springs Road, Austin, Texas, 78704, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

1.	Election of Directors.
☐	FOR all the nominees listed below (except as indicated).
☐	WITHHOLD authority to vote for all nominees listed below.

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE’S NAME IN THE LIST BELOW:

Gordon T. Graves, Martin A. Keane, Thomas W. Sarnoff, John M. Winkelman, Robert D. Repass and Clifton E. Lind.

2.	To ratify the appointment of BDO Seidman, LLP as the independent public accountants of the Company for the fiscal year ending September 30, 2003.
☐	FOR
☐	AGAINST
☐	ABSTAIN

3.	To ratify and approve the adoption of the 2002 Stock Option Plan.
☐	FOR
☐	AGAINST
☐	ABSTAIN

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE BOARD OF DIRECTORS MAY RECOMMEND OR, IN THE ABSENCE OF A RECOMMENDATION, AS THE PROXY HOLDERS DEEM ADVISABLE.

Dated:                                                           , 2003

Signature:

I plan to attend the meeting: ☐

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its president or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

January 22, 2003
Austin, Texas